Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated August 28, 2025, relating to the financial statements of Activate Energy Acquisition Corp as of June 30, 2025, and for the period from June 10, 2025 (inception) through June 30, 2025, which is contained in that Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
November 7, 2025